UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2007
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amended and Restated Credit Facility
On September 17, 2007, PRG-Schultz International, Inc. (“PRG” or the “Company”) entered into an Amended and Restated Financing Agreement (the “Credit Facility”) with Ableco Finance LLC, as collateral agent and administrative agent (“Ableco”), and the lenders from time to time party thereto. The Credit Facility, which amends and restates the Company’s existing credit facility with Ableco, renews and extends the Company’s current $20 million revolving credit facility (the “Revolver”) and adds (i) a $45 million term loan (the “Term Loan”) and (ii) a delayed funding term loan of up to $31 million (the “Delayed Funding Loan”) for an aggregate amount of financing of $96 million. The Credit Facility is guaranteed by each of PRG’s direct and indirect domestic wholly owned subsidiaries and certain of its foreign subsidiaries and is secured by substantially all of PRG’s assets (including the stock of the Company’s domestic subsidiaries and two-thirds of the stock of certain of the Company’s foreign subsidiaries). The Credit Facility will mature on September 17, 2011.
PRG will use the funds from the Term Loan to redeem its outstanding 11% Senior Notes due 2011 (the “Senior Notes”), which Senior Notes will be redeemed by the Company on October 4, 2007. In addition, PRG will use the Delayed Funding Facility to redeem any of its 10% Senior Convertible Notes due 2011 (the “Convertible Notes”) and any of its 9% Series A preferred stock (the “Preferred Stock”) that remain outstanding on the redemption dates for such securities. PRG has set October 4, 2007 as the redemption date for the Convertible Notes and October 19, 2007 as the redemption date for the Preferred Stock. Given the current market price of the Company’s common stock and the conversion prices under both the indenture governing the Convertible Notes and the terms of the Preferred Stock, PRG expects that virtually all of the outstanding Convertible Notes and shares of Preferred Stock will be converted by the holders into shares of the Company’s common stock prior to the applicable redemption dates. The Revolver will be available for the Company’s general working capital needs.
The interest rates payable under the Credit Facility are as follows:
•	Revolver. At the Company’s option, the Revolver bears interest at a rate per annum equal to either (i) the greater of (a) 5.25% and (b) the one-month rate of interest determined by Ableco at which U.S. dollar deposits are offered to major banks in the London interbank market adjusted by the reserve percentage prescribed by governmental authorities (the “LIBOR Rate”), plus, in either case, 2.00%, or (ii) the greater of (y) 8.25% and (z) the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. as its reference rate, base rate or prime rate (the “Reference Rate”).

•	Term Loan. The Term Loan will initially bear interest at a rate per annum equal to, at the Company’s option, either the LIBOR Rate plus 4.50% or the Reference Rate plus 1.75%. However, under certain circumstances set forth in the Credit Facility, the interest rate on the Term Loan may be reduced to the LIBOR Rate plus 4.00% or the Reference Rate plus 1.25%.

•	Delayed Funding Facility. The Delayed Funding Facility, if needed, will bear interest at a rate per annum equal to, at the Company’s option, either the LIBOR Rate plus 5.00%-5.50% or the Reference Rate plus 2.00%-3.00%, with the exact amount of the margin above either the LIBOR Rate or the Reference Rate to be determined by the amount actually funded under the Delayed Funding Facility.

Funding of both the Term Loan and the Delayed Funding Facility are subject to a number of standard, limited conditions, including the Company’s representations and warranties provided under the Credit Facility being true and correct as of the funding dates, and there being no default or event of default on the funding dates.
The Credit Facility includes customary affirmative, negative, and financial covenants binding on the Company, including delivery of financial statements and other reports, maintenance of existence, and transactions with affiliates. The negative covenants limit the ability of the Company to, among other things, incur debt, incur liens, sell assets, repurchase shares of its capital stock or declare or pay dividends on its capital stock. The financial covenants included in the Credit Facility, among other things, limit the amount of capital expenditures the Company can make, set forth a maximum leverage ratio for the Company and a minimum fixed charge coverage ratio, and also require the Company to maintain minimum consolidated earnings before interest, taxes, depreciation and amortization. In addition, the Credit Facility also requires mandatory prepayment with the net cash proceeds from certain asset sales, equity offerings and insurance proceeds received by the Company. The Credit Facility also includes certain prepayment penalties if the loans under the Credit Facility are permanently paid off within two years of the initial funding date.
The Credit Facility contains customary events of default, including events of default related to (i) failure to make payments when due under the Credit Facility, (ii) failure to comply with the covenants included in the Credit Facility, (iii) defaults under other agreements or instruments of indebtedness, (iv) filing for bankruptcy, (v) the rendering of one or more judgments against the Company in excess of certain specified thresholds or (vi) a change in control of the Company.
A copy of the Credit Facility is included with this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Sixth Amendment to Shareholder Protection Rights Agreement.
On September 17, 2007, PRG entered into the Sixth Amendment (the “Sixth Amendment”) to its Shareholder Protection Rights Agreement (the “Rights Plan”) with American Stock Transfer and Trust Company (as successor in interest to Wachovia Bank, N.A.) dated August 9, 2000 (and previously amended on May 15, 2002, August 16, 2002, November 7, 2005 and March 15, 2006). The purpose of the Sixth Amendment was to (i) revise the definition “Acquiring Person” under the Rights Plan and (ii) to amend the procedures by which the Company can deliver notices under the Rights Plan.
Under the terms of the Sixth Amendment, the term “Acquiring Person” has been revised to permit the Blum Investors (as defined in the Rights Plan) to acquire up to 49.9% of the Company’s outstanding common stock. Prior to the Sixth Amendment, the Blum Investors were generally not permitted to acquire any additional shares of PRG’s common stock and such ownership limitation was reduced, on a share-for-share basis, every time the Blum Investors disposed of any shares of the Company’s common stock. This revised ownership limitation corresponds with the ownership limitations set forth in the previously disclosed Amended and Restated Standstill Agreement with the Blum Investors, which became effective upon the execution of the Credit Facility described above.
In addition, under the terms of the Sixth Amendment, prior to the Separation Time (as defined in the Rights Plan), the Company may deliver notice to holders of the rights by issuing a press release and filing the press release with the SEC on a Form 8-K. Previously, all notices required to be delivered to rights holders under the Rights Plan were required to be delivered via first class mail.
Except as described above, all other material terms of the Rights Plan remain in full force and effect. A copy of the Sixth Amendment is filed with this Current Report as Exhibit 4.1 and is incorporated herein by reference.
Forward Looking Statements
In addition to historical information, this Current Report includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition and liquidity, the redemption of the Senior Notes, the Convertible Notes and the Preferred Stock, the availability of funding under the Credit Facility, and the anticipated conversions of the Convertible Notes and Preferred Stock into common stock. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to satisfy the terms and conditions for funding of the Credit Facility, market conditions for the Company’s common stock that could affect the conversions of the Convertible Notes and the Preferred Stock and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2007. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth above in Item 1.01 regarding the Credit Facility is incorporated by reference into this Item 2.03.
Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 regarding the Sixth Amendment to the Company’s Shareholder Protection Rights Agreement is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

4.1	Sixth Amendment to Shareholder Rights Protection Agreement, dated September 17, 2007, by and between PRG-Schultz International, Inc. and the Rights Agent.
10.1	Amended and Restated Financing Agreement dated September 17, 2007.
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: September 21, 2007